UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 12, 2001


                                 FX ENERGY, INC.
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             (Exact Name of Registrant as Specified in its Charter)


            Nevada                        0-25386               87-0504461
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(State or other jurisdiction of (Commission File Number)      (IRS Employer
incorporation or organization)                              Identification No.)

               3006 Highland Drive
                  Suite 206
            Salt Lake City, Utah                                 84106
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    (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's Telephone Number, including Area Code: (801) 486-5555

                                       N/A
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              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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FX Energy,  Inc.  signed an agreement with  Rolls-Royce  Power Ventures  Limited
("RRPV") London, England, that provides RRPV with an option on gas supplies from FX Energy's wells in Poland. The gas will be used to support development of RRPV's planned power projects. Under the agreement, RRPV is providing $5 million to FX Energy for the purpose of developing additional gas reserves in Poland.

RRPV is the independent power development subsidiary of Rolls-Royce plc. RRPV develops, owns and operates privately-owned power facilities worldwide and currently has 17 power and cogeneration facilities in operation in Europe, Asia, Africa and the Americas, with over 2000 megawatts of projects in its development portfolio.

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This report contains forward-looking statements.  Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1999 annual report on Form 10-K and other SEC reports.

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

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                                   SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         FX ENERGY, INC.
                                         Registrant

Dated:  March 12, 2001                   By  /s/ Scott J. Duncan
                                             -------------------
                                             Scott J. Duncan, Vice-President

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